Exhibit 10.30

Land, Factory, and Equipment - Lease Agreement

Lessor (Party A): Sichuan Renshou Shigao Tianfu Investment Co., Ltd.

Lessee (Party B): Sichuan Vtouch Technology Co., Ltd.

According to relevant national regulations, and on the basis of voluntariness, equality, and mutual benefit, Party A agrees to continue leasing to Party B its legally owned land, factory, and equipment after the lease expires on October 31, 2024, and both parties have reached the following agreement:

I. Lease Property

Since Party B’s new factory construction still requires time and cannot be completed as scheduled, Party A agrees to lease its land, factory, and equipment to Party B for temporary production.

II. Lease Term for Factory

1. The lease term is 12 months, from November 1, 2024 to October 31, 2025.

2. Upon lease expiration, Party A has the right to take back the leased land, factory, and equipment for removal, and Party B must return them on time.

3. Party B may terminate this contract early within the lease term without bearing liability for breach of contract.

III. Rent and Security Deposit Payment

1. Both parties agree that the monthly rent for the land, factory, and equipment is RMB 400,000.

2. Once the contract is signed, Party B shall pay the monthly rent in advance to Party A by the 25th of each month.

IV. Other Expenses

During the lease term, expenses for water, electricity, gas, telephone, and other utilities incurred from using the factory shall be borne by Party B. Payment shall be made within 3 days after receipt of the invoice.

V. Use and Maintenance Obligations

1. During the lease term, if Party B discovers any damage or malfunction of the factory or its facilities, Party B shall promptly notify Party A for repairs. Party A shall repair within 3 days of receiving notice. If repairs are not made in time, Party B may carry out repairs at Party A’s expense.

2. During the lease term, Party B shall reasonably use and maintain the factory and its facilities. If improper use by Party B causes damage or malfunctions, Party B shall bear repair costs. If Party B refuses, Party A may repair at Party B’s expense.

3. During the lease term, Party A shall ensure the leased property is safe and usable. Inspections and maintenance shall be conducted with 3 days’ prior notice to Party B, who shall cooperate to minimize impact on Party B’s use.

VI. Transfer and Return of Factory

1. During the lease term, Party B shall not transfer or sublease the factory, land, or equipment to others.

2. At lease expiration, Party B must return the factory on time. Any losses or consequences caused by failure to do so shall be borne by Party B.

VII. Other Provisions During Lease Term

1. Both parties must comply with national laws and shall not use the leased property for illegal activities.

2. Party A has the right to supervise and assist Party B in fire safety, security, and sanitation.

3. Party B may renovate according to business needs but shall not damage the original structure. Renovation costs are borne by Party B, with no compensation from Party A.

4. Party B must pay rent and other expenses on time. If overdue for one month, Party A has the right to charge a 5% penalty and terminate the lease.

VIII. Miscellaneous

1. If Party A terminates the contract early, Party A shall compensate Party B with 3 months’ rent.

2. If Party A’s issues affect Party B’s normal operations and cause losses, Party A shall bear full responsibility and provide compensation.

IX. Dispute Resolution

Unresolved matters shall be settled through consultation in accordance with law.

X. Copies and Effectiveness

This contract is made in quadruplicate, with each party holding two copies. The contract becomes effective upon signing and stamping by both parties.

Lessor (Party A): [Seal & Signature]

Authorized Representative: ___________

Lessee (Party B): [Seal & Signature]

Authorized Representative: ___________

Place of Signing: ___________

Date of Signing: August 9, 2024